Exhibit 10.1

FORM OF STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into as of the last date of execution set forth on the signature pages hereof, by and between Nestbuilder.com Corp., a Nevada corporation (the “Company”) and the Purchaser identified on the signature page below (the “Purchaser”). The Company and the Purchaser may be referred to as a “Party” and collectively as the “Parties.”.

RECITALS

A. The Company has authorized the sale and issuance of an aggregate of up to Six Million Two Hundred Fifty Thousand (6,250,000) shares of common stock of the Company at a purchase price of Eight Cents ($0.08) per share for an aggregate offering amount of up to $500,000.

B. On the terms and subject to the conditions of this Agreement, the Company desires to sell, and the Purchaser desires to subscribe and purchase, the number of shares of common stock of the Company set forth below in Article I.

NOW, THEREFORE, in consideration of the mutual promises and subject to the terms and conditions herein contained, and other good and valuable consideration, had and received, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1: PURCHASE and deliverIES

1.1 Purchase of Shares. Subject to the terms and conditions set forth in this Agreement, the Purchaser agrees to purchase from the Company the number of shares of common stock of the Company indicated on the signature page below (the “Shares”), in the amount of $0.08 per share, for the aggregate purchase price set forth on the signature page below (the “Purchase Price”).

1.2 Closing Date. The purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures, on the date of this Agreement or at such other time and place as the Company and the Purchaser mutually agree upon, orally or in writing (which time and place are designated as the “Closing”). The date and time of the Closing is hereafter referred to as the “Closing Date.”

1.3 Form of Payment; Delivery of Shares. On the Closing Date, (i) the Purchaser shall deliver to the Company the investor questionnaire attached hereto as Exhibit A (the “Investor Questionnaire”) and pay the Purchase Price to the Company by wire transfer of immediately available funds denominated in U.S. dollars to the account of the Company previously designated in writing to the Purchaser, and (ii) the Company shall have executed and delivered a copy of irrevocable instructions (the “Irrevocable Transfer Agent Instructions”) to the transfer agent for the Company (the “Transfer Agent”) and caused the Transfer Agent to deliver to the Purchaser the Shares, represented in a restricted, electronic book-entry account (the “Restricted Electronic Shares”) maintained by the Transfer Agent on behalf of the Purchaser, with such evidence of such Restricted Electronic Shares delivered to the Purchaser as soon as practicable after the Closing. The Shares (and, if any stock certificates are subsequently issued representing the Shares, such stock certificates (any such stock certificates, together with any Restricted Electronic Shares or unrestricted book entry electronic shares, the “Stock Certificates”)) shall be subject to the legends required herein. The Company agrees that, except as may be required pursuant to Section 4.3, no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 1.3 will be given by the Company to its Transfer Agent with respect to the Shares.

1.4 Use of Proceeds. The proceeds from the sale of the Shares will be used for the following purposes: (i) to increase the features and technical functionality of LoseTheAgent.com, the Company’s peer-to-peer real estate marketplace; (ii) to increase brand recognition and website traffic of LoseTheAgent.com, (iii) to timely perform the Company’s reporting obligations with the SEC; (iv) to maintain the Company’s listing on the OTCQB; and (iv) for general working capital requirements. Notwithstanding the foregoing, the Purchaser acknowledges that expenditures will vary depending upon many factors, including, without limitation, amount of capital raised, changes in economic conditions, unanticipated complications, delays and expenses, or problems relating to product development. Any allocation of the proceeds will be made at the complete discretion of the Company.

ARTICLE 2: REPRESENTATIONS, WARRANTIES and COVENANTS OF THE Company

The Company represents and warrants to the Purchaser as follows:

2.1 Existence, Power and Authority. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

2.2 Enforceability. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Purchaser, represents the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar Laws and principles of equity affecting creditors’ rights and remedies generally (the “General Enforceability Exceptions”).

2.3 No Conflict. Neither the execution of this Agreement nor the performance by the Company of its obligations hereunder will violate or conflict with (a) the Company’s Articles of Incorporation, (b) Bylaws, (c) any law or (d) any order.

2.4 Consents. No consent is required in connection with the execution and delivery by the Company of this Agreement or the consummation of the transactions contemplated by this Agreement.

2.5 Indemnification. The Company agrees to indemnify the Purchaser and hold it harmless against any and all losses, claims, damages, judgments, fines, or liabilities, including reasonable legal fees or other expenses incurred in investigating or defending against such losses, claims, damages, judgments, fines, or liabilities, and any amounts expended in settlement of any claims (collectively, “Losses”) arising out of or resulting from any misrepresentation or breach of any representation, warranty, covenant or agreement made by the Company in this Agreement.

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ARTICLE 3: REPRESENTATIONS, WARRANTIES and covenants OF THE Purchaser

The Purchaser represents and warrants to the Company as follows:

3.1 Existence, Power and Authority. If the Purchaser is a natural person, the Purchaser has the legal capacity to execute, deliver and perform its obligations under this Agreement. If the Purchaser is a corporation, trust, partnership, limited liability company, governmental agency or other entity, whether domestic or foreign, the Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to execute, deliver and perform its obligations under this Agreement.

3.2 Enforceability. This Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Company, represents the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to the General Enforceability Exceptions.

3.3 No Conflict. Neither the execution of this Agreement nor the performance by the Purchaser of its obligations under this Agreement will violate or conflict with (a) the Purchaser’s governing agreements, if an entity, (b) any law or (c) any order.

3.4 Consents. No consent is required in connection with the execution and delivery by the Purchaser of this Agreement or the consummation of the transactions contemplated by this Agreement.

3.5 Investment Representations.

(a) The Shares acquired by the Purchaser on the date hereof are being acquired for investment only and not with a view of any distribution thereof that would violate the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws.

(b) The Purchaser understands that the Shares have not been registered under the Securities Act or the securities laws of any state and must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from registration is or becomes available. The Purchaser agrees not to distribute any of the Shares in violation of the Securities Act or any applicable state securities laws.

(c) The Purchaser is aware that there are limitations and restrictions on the circumstances under which the Purchaser may offer to sell, transfer or otherwise dispose of the Shares, including, without limitation, those limitations and restrictions in the Securities Act.

(d) The Purchaser (i) is financially able to hold the Shares for long-term investment, (ii) understands that the nature and amount of the Shares being acquired or purchased is consistent with the Purchaser’s overall investment program and financial position and (iii) recognizes that there are substantial risks involved in the acquisition or purchase of the Shares, including, without limitation, risk of loss of the entire amount of such investment.

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(e) The Purchaser confirms that it (i) is familiar with the Company, (ii) has been given the opportunity to ask questions of the officers and directors of the Company and to obtain (and has received to the Purchaser’s satisfaction) such information about the business and financial condition of the Company as the Purchaser has reasonably requested, (iii) has reviewed the Company’s public filings on EDGAR at www.sec.gov, and (iv) has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the prospective investment in the Shares.

(f) In formulating a decision to enter into this Agreement, the Purchaser (i) has relied solely upon an independent investigation of the Company and upon consultations with the Purchaser’s legal and financial advisors with respect to this Agreement and the nature of this investment and (ii) has not relied on any oral or written representations or warranties of the Company or any agent or representative of the Company except as expressly contained herein.

(g) The Purchaser’s principal address for tax purposes is listed underneath its name on the signature page to this Agreement.

(h) No Person, including, without limitation, the Company, its directors, its officers or their respective agents or employees, has warranted to the Purchaser, either expressly or by implication, the amount of or type of consideration, profit or loss (including, without limitation, tax write-offs or tax benefits) to be realized, if any, as a result of the Purchaser’s investment in the Company.

(i) The Purchaser, together with its advisors, has the financial sophistication and has such knowledge regarding the Company and the transactions contemplated by this Agreement as is necessary to be able to make the investment decision contemplated by this Agreement.

(j) The Purchaser is qualified as an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

(k) The Purchaser has accurately completed the Investor Questionnaire.

(l) The Purchaser understands that the Shares are being issued by the Company in reliance upon an exemption from the registration requirements of the Securities Act, and applicable state securities laws, and that the Company is relying upon the accuracy of, and the Purchaser’s compliance with, the Purchaser’s representations, warranties and covenants set forth in this Agreement to determine the availability of such exemption.

3.6 Broker-Dealer. The Purchaser is not a broker-dealer registered under the Securities Exchange Act of 1934, as amended.

3.7 No Brokers or Finders. The Purchaser is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Purchaser or the Company for a brokerage commission, finder’s fee or like payment in connection with the transactions contemplated by this Agreement.

3.8 Indemnification. The Purchaser agrees to indemnify the Company and hold it harmless against all Losses arising out of or resulting from any misrepresentation or breach of any representation, warranty, covenant or agreement made by the Purchaser in this Agreement.

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ARTICLE 4: TRANSFER RESTRICTIONS

4.1 Transfer of Restricted Securities. Each Purchaser acknowledges that the Shares are restricted securities and are transferable only pursuant to: (a) an effective registration statement under the Securities Act pertaining to such securities; (b) Rule 144 of the SEC (or any similar rule or rules then in force) if such rule or rules are available; and (c) any other legally available means of transfer. In connection with the transfer of any Shares (other than a transfer described in clauses (a) or (b) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer.

4.2 Restrictive Legend. Each Purchaser acknowledges and agrees that, upon issuance pursuant to this Agreement, the Shares shall have endorsed thereon a legend in substantially the following form (and a stop-transfer order will be placed against transfer of the Shares until such legend has been removed):

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS.”

The certificate(s) representing the Shares will also bear any other legends required by applicable state securities laws.

4.3 Removal of Legend. The legend (or notation) set forth in Section 4.2 shall be removed and the Company shall or shall cause the Transfer Agent to issue a Stock Certificate (either in physical certificated form or by electronic delivery at the applicable balance account at the Depository Trust Company) free from any such legend or notation, to the holder of the Shares subject to such legend (or notation), promptly, but in any event no later than ten (10) days following the delivery by such holder to the Company and the Transfer Agent of reasonable assurances and evidence that such sale, assignment or transfer of such Shares does not violate the transfer restrictions set forth herein. Upon the delivery of such reasonable assurances and evidence to the Company, the Company shall provide the Transfer Agent with such documentation as required by the Transfer Agent for it to effect the removal of such legend (or notation) and the issuance of such Shares. The Company and the Purchaser agree to cooperate with each other, and with the Transfer Agent, in order to facilitate the orderly and efficient removal of any legends upon transfers of the Shares in compliance with this Agreement.

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ARTICLE 5: MISCELLANEOUS

5.1 Modification and Waiver. No supplement, modification or amendment of this Agreement will be binding unless executed in writing by each of the parties to this Agreement. No waiver of any of the provisions of this Agreement will be deemed to be or will constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

5.2 Survival of Representations and Warranties. All representations, warranties, covenants and agreements set forth in this Agreement will survive the execution and delivery of this Agreement and the closing and the consummation of the transactions contemplated by this Agreement.

5.3 Entire Agreement. This Agreement and all of the provisions hereof are binding upon and will inure to the benefit of the parties to this Agreement and, except as provided in this Agreement, their respective successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merge and supersede all prior discussions, agreements and understandings of any and every nature among the parties. There are no representations, agreements or understandings, oral or written, between or among the parties to this Agreement relating to the subject matter of this Agreement that are not fully expressed in this Agreement.

5.4 No Assignment. The rights and obligations of the parties under this Agreement may not be assigned without the prior written consent of the other parties.

5.5 Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Nevada without regard to principles of conflicts of law.

5.6 Headings. The headings contained in this Agreement are included for purposes of convenience only and do not affect the meaning or interpretation of this Agreement.

5.7 Counterparts; Delivery. This Agreement may be executed in separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (including documents in Adobe PDF format) will be effective as delivery of a manually executed counterpart to this Agreement.

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5.8 Notices. All notices and other communications required or permitted under this Agreement must be in writing and will be deemed to have been duly given (a) when delivered in person, (b) one Business Day after deposit with an overnight delivery service (prepaid, return receipt requested), (c) five Business Days after being mailed if sent by registered or certified mail (postage prepaid, return receipt requested), (d) upon receipt of electronic evidence of successful electronic mail transmission or (e) upon electronic confirmation of successful facsimile transmission, in each case, to the appropriate party at the address or facsimile number specified below:

(a) If to the Company:

Nestbuilder.com Corp.

201 W. Passaic Street, Suite 301

Rochelle Park, NJ 07662

Attn: Alex Aliksanyan

Email: __________________

(b) If to the Purchaser:

To the Purchaser’s address indicated on the signature page of this Agreement.

Any Person may change its address or facsimile number for the purposes of this Section 4.8 by giving notice as provided herein.

5.9 Severability. If any provision of this Agreement or the application of any provision of this Agreement to any party or circumstance is, to any extent, adjudged invalid or unenforceable, the application of the remainder of such provision to such party or circumstance, the application of such provision to other parties or circumstances and the application of the remainder of this Agreement will not be affected thereby.

5.10 Third Party Beneficiaries. Nothing in this Agreement is intended or will be construed to confer on any Person other than the parties hereto or their successors and permitted assigns any rights or benefits under this Agreement.

5.11 Further Assurances. From and after the date hereof, at the request of the Company, the Purchaser will execute and deliver or cause to be executed and delivered to the Company such other agreements, documents or instruments, in addition to those required by this Agreement, as the Company may reasonably request, in order to implement the transactions contemplated by this Agreement. From and after the date hereof, at the request of the Purchaser, the Company will cause to be executed and delivered to the Purchaser, such other agreements, documents or instruments, in addition to those required by this Agreement, as the Purchaser may reasonably request, in order to implement the transactions contemplated by this Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement or have caused this Agreement to be duly executed as of the last date set forth below.

Company:

Nestbuilder.com Corp.,

a Nevada corporation

By:
Name:	Alex Aliksanyan
Title:	Chief Executive Officer

Date:

PURCHASER (complete if an individual):		PURCHASER (complete if an entity):

(Signature)		(Legal Name of Entity)

By:
(Print Name)
Name:

Date:	Title:

Date:

Address:	Address:

Number of Shares Subscribed: _____________________________________

Amount of Purchase Price: $______________________________________ ($0.08 per share)

The Company may accept in its sole discretion all or any portion of the Purchase Price set forth above on this signature page. Acceptance will be given to the Purchaser either by delivery of this Agreement signed by the Company or by notice of such execution. If so accepted, this Agreement will be binding upon the Purchaser and Purchaser’s heirs, successors, legal representatives and assigns.

Exhibit A

Investor Questionnaire

(to be completed by each Purchaser)

Name:	_______________________________

Home Phone:	______________________________

Work Phone:	______________________________

1. (a) State of Residence: _____________

(b) For how long?

(c) Do you maintain a residence in any other state?

2. In which state(s) do you

(a) File state income tax returns:

(b) Vote:

(c) Hold current driver’s license:

(d) Maintain a house or apartment:

3. What is your present age? _________ What is your date of birth? _____________________

4. Affiliations with Nestbuilder.com Corp.:____________________

5. Please check the box of the category or categories that describe the Purchaser referenced above (the “Purchaser”)

(a) The Purchaser is a natural person whose net worth[1], either individually or jointly with such person’s spouse, at the time of such person’s purchase, exceeds $1,000,000. ☐

(b) The Purchaser is a natural person who had individual income in excess of $200,000, or joint income with that person’s spouse in excess of $300,000, in the previous two calendar years and reasonably expects to reach the same income level in the current calendar year. ☐

(c) The Purchaser is a corporation, partnership, limited liability company or other organization described in Section 501(c)(3) of the Code, or Massachusetts or similar business trust, not formed for the specific purpose of acquiring the Class A Units, with total assets in excess of $5,000,000. ☐

1 In calculating the Purchaser’s net worth: (i) the Purchaser’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the Purchaser’s primary residence, up to the estimated fair market value of the primary residence at the time of the Closing, shall not be included as a liability (except that ifthe amount of such indebtedness outstanding at the time of the Closing exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the Purchaser’s primary residence in excess of the estimated fair market value of the primary residence at the time of the Closing shall be included as a liability. In calculating the Purchaser’s joint net worth with the Purchaser’s spouse, the Purchaser’s spouse’s primary residence (if different from the Purchaser’s) and indebtedness secured by such primary residence should be treated in a similar manner.

(d) The Purchaser is an entity which falls within one of the following categories of accredited investor set forth in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”):

(i) A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or a fiduciary capacity. ☐

(ii) A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended. ☐

(iii) An insurance company as defined in Section 2(13) of the Securities Act. ☐

(iv) An investment company registered under the Investment Company Act or a business development company as defined in Section 2(a)(48) of the Investment Company Act. ☐

(v) A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended. ☐

(vi) Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such a plan has total assets in excess of $5,000,000. ☐

(vii) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended. ☐

(viii) An employee benefit plan within the meaning of Title I of ERISA, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons or entities that are accredited investors as described in one or more of the categories set forth in items (a) through (d) of this Exhibit A. ☐

(ix) A trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Class A Units, whose purchase is directed by a “sophisticated person” (meaning a person that has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company). ☐

(e) The Purchaser is a revocable grantor trust, and (i) each grantor of the trust has the power to revoke the trust at any time and regain title to the trust assets, (ii) the grantors may amend the trust at any time and (iii) each grantor is an accredited investor as described in one or more of the categories set forth in items (a) through (d) above. If the Purchaser is described by this item (e), the Purchaser should describe the circumstances under which the trust may be revoked and amended by the grantor(s). ☐

(f) The Purchaser is an entity (other than a trust) in which all of the equity owners are accredited investors as described in one or more of the categories set forth in items (a) through (d) of this Exhibit A. Beneficiaries of a trust are not considered equity owners for these purposes. ☐